RICKS
                         CABARET INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

                                                                ----------------
                                                                Is the owner of

THIS  IS  TO  CERTIFY  THAT

FULLY PAID AND NON-ASSESSABLE SHARES, NO PAR VALUE, OF THE COMMON STOCK, PAR VALUE $0.01, OF RICKS CABARET INTERNATIONAL, INC. (HEREINAFTER CALLED THE CORPORATION), TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.


WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

                                                                Dated
                                                                     -----------

                                                          Ricks Cabaret
                                                          International, Inc.

      -----------------          [Corporate SEAL]          -----------------
          Secretary                                            President